UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 2, 2006

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York		10007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Attached as an exhibit hereto is a press release and financial tables dated May 2, 2006 issued by Verizon Communications Inc.

Non-GAAP Measures

Verizon’s press release and financial tables include financial information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. The non-GAAP financial information may be determined or calculated differently by other companies.

The consolidated statements of income before special items eliminate special items and non-recurring items of revenues, expenses, gains and losses primarily as a result of their non-operational and/or non-recurring nature. This also includes current and prior periods’ operating revenues and operating expenses of significant operations sold, including Verizon’s Hawaii wireline and directory operations which were sold during the second quarter of 2005. Management believes this presentation of operating performance assists readers in better understanding our results of operations and trends from period to period, consistent with management’s evaluation of Verizon’s consolidated and segment results of operations for a variety of internal measures including strategic business planning, capital allocation and compensation. Management believes that the consolidated statements of income before special items provide current and prior period results of operations on a comparable basis as well as provide trends that are more indicative of future operating results than GAAP results of operations, given the non-operational and/or non-recurring nature of the special items removed for purposes of reporting results of operations before special items. While some of these items have been periodically reported in Verizon’s consolidated results of operations, their occurrence in future periods is dependent upon future business and economic factors, among other evaluation criteria, and may frequently be beyond the control of management. As a result of these factors, management also provides this information externally, along with a complete reconciliation to their comparable GAAP amounts so readers have access to the detail and general nature of adjustments made to GAAP results. Descriptions of the special items are provided in the schedules accompanying the press release.

Management believes that Verizon Wireless’s cash expense per customer and Verizon Wireless’s operating income before depreciation and amortization (EBITDA) and EBITDA margin, additional non-GAAP financial measures, are also useful to investors and other users of our financial information in evaluating operating financial performance. Verizon Wireless’s cash expense per customer is determined by subtracting equipment and other revenue from Verizon Wireless’s cost of sales and services and selling, general and administrative expenses, divided by average customers during the period. Verizon Wireless’s EBITDA is determined by adding-back depreciation and amortization to operating income and the Verizon Wireless EBITDA margin is calculated by dividing Verizon Wireless’s EBITDA by Verizon Wireless’s service revenues. Verizon Wireless’s cash expense per customer, EBITDA and EBITDA margin are non-GAAP operating performance measures that are used internally to evaluate current operating expense efficiency and operating profitability on a more variable cost basis by excluding the depreciation and amortization expenses related primarily to capital expenditures and acquisitions (particularly customer base amortization) that occurred in prior years. Cash expense per customer is determined by reflecting equipment and other revenue on a net cost basis in order to illustrate the impact of the net cost of selling handsets and other equipment to the customers and other similar transactions with customers. In addition, Verizon management uses this information to evaluate operating performance in relation to Verizon Wireless’s competitors. The Verizon Wireless EBITDA margin utilizes service revenues rather than total revenues. Service revenues exclude primarily equipment revenues (as well as other non-service revenues) in order to capture the impact of providing service to the wireless customer base on an ongoing basis. Verizon Wireless’s EBITDA margin is presented along with Verizon Wireless’s operating income margin so as not to imply more emphasis should be placed on it than the corresponding GAAP measure. Management believes this presentation assists readers in preparing comparisons of this type of performance measure (operating profitability) using the GAAP measure as well as the measure segment management evaluates segment results and performs comparisons to other wireless carriers.

The pro forma financial information presents the combined operating results of Verizon and the former MCI on a comparable basis, before special items and non-recurring items. Management believes this presentation of pro forma financial information before special items assists readers in better understanding our results of operations and trends from period to period, consistent with management’s evaluation of Verizon’s consolidated and segment results of operations for a variety of internal measures. Management believes that the pro forma financial information provides current and prior period results of operations on a comparable basis as well as provides trends that are more indicative of future operating results than GAAP results of operations, given the merger during the period and the non-operational and/or non-recurring nature of the special items removed for purposes of reporting results of operations before special items. Management provides this information externally, along with a complete reconciliation to their comparable GAAP amounts so readers have access to the detail and general nature of adjustments made to GAAP results. Descriptions of these special items are provided in the schedules accompanying the press release.

It is management’s intent to provide non-GAAP financial information to enhance understanding of Verizon’s GAAP consolidated financial statements and should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: May 2, 2006	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
99	Press release and financial tables, dated May 2, 2006 issued by Verizon Communications Inc. and contained in its investor relations bulletin.